Exhibit 5.1

Asia Times Holdings Limited Portcullis Chambers 4th Floor, Ellen Skelton Building 3076 Sir Francis Drake Highway Road Town Tortola British Virgin Islands	D: +44 1534 514298
E: simon.schilder@ogier.com

Ref: SIS/MCF/175987.00001

December 17, 2018

Dear Sirs

Asia Times Holdings Limited (company number 1857285) (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements to such form filed with the Securities and Exchange Commission (Commission) under the United States Securities Act of 1933, as amended (Act) (File No. 333-2228750) (Registration Statement), related to the offering and sale of up to 5,000,000 ordinary shares of US$0.001 par value (the Shares) for whom Boustead Securities LLC is acting as underwriter (the Underwriter). This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)	(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 10 September 2018, as updated by an update search on 17 December 2018;

(ii)	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 17 December 2018;

(each of the searches in (b)(i) and (ii) together, the Public Records);

(iii)	a registered agent’s certificate issued by the Company’s registered agent dated [17] December 2018 (the Registered Agent’s Certificate); and

(iv)	written resolutions of the directors of the Company containing resolutions of the directors of the Company dated 14 December 2018 approving, inter alia, the Registration Statement (Directors’ Resolutions).

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We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on each of the Registered Agent's Certificate without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	all parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;

(b)	the Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);

(c)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(d)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(e)	the Directors' Resolutions remain in full force and effect;

(f)	the accuracy and completeness of the Registered Agent's Certificate as at the date hereof; and

(g)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power to exercise its rights and perform its obligations under the Registration Statement.

(c)	The Shares to be offered and sold by the Company as contemplated by the Registration Statement have been duly authorised for issue and, when issued by the Company against payment in full of the consideration in accordance with the terms set out in the Registration Statement and the terms in the underwriting agreement referred to within the Registration Statement and duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

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(d)	The performance of the Company's obligations under the Registration Statement do not and will not conflict with or result in any breach of:

(i)	the amended and restated Memorandum and Articles of Association of the Company; or

(ii)	any law of the British Virgin Islands applicable to the Company.

(e)	There were no actions pending against the Company based on our search of each of the Civil Index Book and the Commercial Book maintained by the British Virgin Islands High Court Registry.

(f)	On the basis of our searches conducted at the Registry of Corporate Affairs and the Court Searches, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver in the British Virgin Islands over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement under section 118 of the Insolvency Act 2003 that notice of appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

(g)	Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the courts of the United States of America, the courts of the British Virgin Islands will recognise such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary if fresh proceedings are brought in the British Virgin Islands to enforce that judgment, provided however that such judgment:

(i)	is not in respect of penalties, fines, taxes or similar fiscal or revenue obligations of the Company against which the judgment is granted;

(ii)	is final and for a liquidated sum;

(iii)	was not obtained in a fraudulent manner;

(iv)	is not of a kind the enforcement of which is contrary to the public policy in the British Virgin Islands;

(v)	is not contrary to the principles of natural justice; and

(vi)	provided that the courts of the United States of America had jurisdiction in the matter and the Company against which the judgment is granted either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process.

(h)	Non-money judgments from a foreign court are not directly enforceable in the British Virgin Islands. However, it is possible for a non-money judgment from a foreign court to be indirectly enforced by means of a claimant bringing an identical action in the courts of the British Virgin Islands in respect of which a non-money judgment has been made by a foreign court. In appropriate circumstances, the courts of the British Virgin Islands may give effect to issues and causes of action determined by the foreign court, such that those matters need not be retried.

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(i)	The statements contained in the Registration Statement in the section headed “British Virgin Islands Taxation”, in so far as they purport to summarise the laws or regulations of the British Virgin Islands, fairly and accurately summarise the matters referred to therein. This opinion is given under Item 601 of Regulation S-K, as our opinion regarding tax matters. All such statements are based upon laws and relevant interpretations thereof in effect as of the date of the prospectus, all of which are subject to change. Further, there can be no assurance that the British Virgin Islands courts will not take a contrary position. Our opinion expressed above is limited to the tax laws of the British Virgin Islands. We assume no obligation to revise or supplement this letter in the event of any changes in law or fact arising after the date hereof; provided, however, that our opinions set forth in the Registration Statement will be revised, if needed to remain accurate in all material respects as of the effective date of the Registration Statement.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the sections of the Registration Statement under the headings “Legal Matters”, “Enforceability of Civil Liabilities”, and “Taxation” and elsewhere in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier

Ogier

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